UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

RICHARDSON ELECTRONICS, LTD.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-12906	36-2096643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road
LaFox, Illinois		60147-0393
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 208-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 Par Value per share	RELL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Asset Purchase Agreement.

On January 24, 2025, Richardson Electronics, Ltd. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with DirectMed Imaging, LLC, a Delaware limited liability company (“Buyer”). Pursuant to the terms and subject to the conditions of the Purchase Agreement, Buyer purchased assets of the Company used in the operation of its International Medical Equipment and Service (IMES) business as well as ALTA tube and related inventory (the “IMES Sale”). Buyer will only assume certain liabilities relating to the IMES business that are specified in the Purchase Agreement. The IMES Sale transaction closed simultaneously with the execution of the Purchase Agreement on January 24, 2025.

The purchase price for the IMES Sale is $8.2 million in cash, subject to adjustment as set forth in the Purchase Agreement. The Purchase Agreement contains a customary working capital adjustment mechanism, pursuant to which the purchase price will be adjusted based on the amount by which certain working capital items at closing are greater or less than a target set forth in the Purchase Agreement.

The Purchase Agreement contains representations, warranties and covenants that are customary for a transaction of this type, including, among others, non-competition and non-solicitation covenants that restrict the Company’s ability to engage in business activity that is competitive with the IMES business in the United States.

The Company will indemnify Buyer against losses incurred by Buyer in connection with breaches of representations, warranties and covenants of the Company, as well as losses incurred by Buyer in connection with certain other matters specified in the Purchase Agreement. The aforementioned indemnification obligations of the Company are subject to the limitations set forth in the Purchase Agreement.

The Purchase Agreement, and any dispute or claim arising out of or in connection with the Purchase Agreement or its subject matter, is governed by, and will be construed in accordance with, the laws of the State of Delaware.

The foregoing description of the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 24, 2025, the Company issued a press release announcing the IMES Sale, a copy of which is attached hereto as Exhibit 99.1.

The information in Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement, dated as of January 24, 2025, by and between DirectMed Imaging LLC, as buyer, and Richardson Electronics, Ltd., as seller.
99.1	Press release issued January 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Richardson Electronics, Ltd.

Date:	January 30, 2025	By:	/s/ Robert J. Ben
		Name:	Robert J. Ben
		Title:	Chief Financial Officer and Chief Accounting Officer